Exhibit 99.1

Mitek Reports Second Quarter Fiscal 2014 Financial Results

•	Mobile Deposit® surpassed the 2,000 bank milestone; licensed financial institutions grew to 2,222

•	Revenue up 39% year-over-year for second quarter of fiscal 2014

•	Top 30 bank licensed Mobile Deposit® and Mobile Photo Bill Pay®

SAN DIEGO – May 1, 2014 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile imaging for financial transactions, today announced its financial results for the second quarter of fiscal 2014, which ended March 31, 2014.

“Over 2,000 banks have now licensed Mitek’s technology. Reaching this milestone, combined with our 100% customer retention rate, solidifies Mitek’s leadership in the market” said James B. DeBello, president and CEO of Mitek. “During the quarter we signed a major bank to offer two of Mitek’s solutions, and launched our Developer Program. We are focused on maintaining our first-mover advantage by growing our core business while uncovering new and innovative use cases for our technology.”

Total revenue for the second quarter of fiscal 2014 was $4.5 million compared to total revenue of $3.2 million in the second quarter of fiscal 2013, driven by continued strong demand for Mitek’s Mobile Deposit product.

GAAP net loss for the second quarter of fiscal 2014 was $2.2 million, or $0.07 per share, compared to GAAP net loss of $2.4 million, or $0.09 per share, in the second quarter of fiscal 2013. Non-GAAP net loss for the second quarter of fiscal 2014 was $1.3 million, or $0.04 per share, compared to non-GAAP net loss of $1.7 million, or $0.06 per diluted share, in the second quarter of fiscal 2013.

Total costs and expenses for the second quarter of fiscal 2014 were $6.7 million compared to $5.6 million for the second quarter of fiscal 2013. The increase in total operating expenses was primarily driven by continued investments in personnel to grow the business as well as litigation expense related to protecting the Company’s intellectual property.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-877-269-7756.

•	International parties can access the call by dialing 1-201-689-7817.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible and on the “Investor Relations” section of the Company’s website at www.miteksystems.com. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-877-660-6853 and enter conference code 13581223. International parties should call 1-201-612-7415 and enter conference code 13581223.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile imaging for financial transactions. Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 2,000 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net loss per share that exclude stock compensation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2014 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo and are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	March 31, 2014	September 30, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,920,523	$23,294,456
Short-term investments	18,324,441	5,730,872
Accounts receivable, net	3,115,319	1,494,627
Other current assets	609,914	661,706

Total current assets	29,970,197	31,181,661

Property and equipment, net	1,507,237	1,629,664
Other non-current assets	42,049	42,049

Total assets	$31,519,483	$32,853,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,684,639	$1,875,909
Accrued payroll and related taxes	1,447,819	1,455,487
Deferred revenue, current portion	3,225,970	2,335,532
Other current liabilities	156,883	151,536

Total current liabilities	6,515,311	5,818,464

Deferred revenue, non-current portion	411,175	511,125
Other non-current liabilities	715,772	795,043

Total liabilities	7,642,258	7,124,632

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,481,168 and 30,361,442 issued and outstanding, respectively	30,481	30,361
Additional paid-in capital	58,235,475	56,431,640
Accumulated other comprehensive loss	7,683	1,838
Accumulated deficit	(34,396,414)	(30,735,097)

Total stockholders’ equity	23,877,225	25,728,742

Total liabilities and stockholders’ equity	$31,519,483	$32,853,374

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013

Revenue
Software	$3,122,114	$2,174,878	$6,291,978	$4,745,584
Maintenance and professional services	1,362,024	1,049,384	2,654,684	1,788,343

Total revenue	4,484,138	3,224,262	8,946,662	6,533,927

Operating costs and expenses
Cost of revenue-software	172,568	154,256	493,667	346,862
Cost of revenue-maintenance and professional services	276,646	262,836	526,244	410,226
Selling and marketing	1,947,573	1,417,397	3,797,475	2,681,449
Research and development	1,630,628	1,641,353	3,156,202	3,044,107
General and administrative	2,668,246	2,147,806	4,665,445	3,816,735

Total costs and expenses	6,695,661	5,623,648	12,639,033	10,299,379

Operating loss	(2,211,523)	(2,399,386)	(3,692,371)	(3,765,452)

Other income (expense), net
Interest and other expense, net	(1,576)	(1,106)	(3,277)	(3,308)
Interest income, net	21,252	8,017	36,462	16,643

Total other income (expense), net	19,676	6,911	33,185	13,335

Loss before income taxes	(2,191,847)	(2,392,475)	(3,659,186)	(3,752,117)

Provision for income taxes	(1,170)	(800)	(2,131)	(800)

Net loss	$(2,193,017)	$(2,393,275)	$(3,661,317)	$(3,752,917)

Net loss per share - basic and diluted	$(0.07)	$(0.09)	$(0.12)	$(0.14)

Shares used in calculating net loss per share - basic and diluted	30,453,455	26,473,938	30,427,646	26,246,642

MITEK SYSTEMS, INC.

NON-GAAP NET LOSS RECONCILIATION

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Loss before income taxes	$(2,191,847)	$(2,392,475)	$(3,659,186)	$(3,752,117)

Add back:
Stock compensation expense	916,050	703,599	1,745,121	1,360,133

Non-GAAP loss before income taxes	(1,275,797)	(1,688,876)	(1,914,065)	(2,391,984)
Non-GAAP provision for income taxes	(1,170)	(800)	(2,131)	(800)

Non-GAAP net loss	$(1,276,967)	$(1,689,676)	$(1,916,196)	$(2,392,784)

Non-GAAP net loss per share - basic and diluted	$(0.04)	$(0.06)	$(0.06)	$(0.09)

Shares used in calculating non-GAAP net loss per share - basic and diluted	30,453,455	26,473,938	30,427,646	26,246,642

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780